Exhibit 10.30

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the "Agreement") is entered into by and between Ferrellgas, Inc., and its parents, subsidiaries and affiliates, including Ferrellgas Partners, L.P., Ferrellgas, L.P. and Ferrell Companies, Inc., (collectively, "Ferrellgas" or the "Company") and Trenton D. Hampton ("Hampton") as of December 1, 2018. Ferrellgas and Hampton are referred to herein as "the Parties."

AGREEMENT

1.          Termination Date. The Parties have determined that it is the best interests of the Company for Rampton to separate from the Company amicably, and upon the mutually agreeable terms and conditions more fully set forth herein. On November 21, 2018 Hampton ceased to serve the Company in all capacities held by him. For purposes of this Agreement, Hampton's separation date of employment with the Company became effective on December 1, 2018 and said date shall constitute his employment termination date ("Termination Date").

2.          Severance Payment. No later than the earlier of two business days after the Effective Date (defined below) or December 31, 2018, the Company shall pay the total amount of

$690,000, less applicable payroll taxes, (the "Severance Payment") in full and final satisfaction of any and all claims against the Company, including, without limitation, claims arising from or relating in any way to his employment with the Company, including without limitation all claims for attorneys' fees or costs. The Company shall make the Severance Payment by wire transfer pursuant to instructions to be provided by Hampton. Hampton's Company-provided group health plan and other insurance benefits will cease on December 31, 2018, subject to any rights of Hampton and his eligible dependents to continue the Company's group health plan coverage at his own cost to the extent provided by COBRA. Notwithstanding anything to the contrary in this Agreement, Hampton shall retain all of his vested interest in his ESOP account, his Supplemental Savings Plan account, his 401(k), and any other similar account, and the proceeds from those accounts shall be distributed in accordance with the plan documents and the process followed for other employees at the end of their employment.

3.          Representations by Hampton. Hampton represents, warrants and covenants the following as of the date of this Agreement and as a material inducement to Ferrellgas entering into this Agreement:

A.         Other than historical information concerning wages, benefits, or similar information that any former employee could reasonably be expected to possess, Hampton does not possess any Company property, documents, and/or electronic data information or documentation. Any electronic or other equipment purchased for or supplied to Hampton by the Company has been returned to the Company.

B.         With the exception of claims, complaints, or charges by persons or entities that have previously been reported to the Company in writing while Hampton was the chief legal officer or Chief Operating Officer for the Company, Hampton is not aware, directly or indirectly, of any claims, complaints, or charges that have been made, or that he expects will (or anticipates might) be made, by any person or entity against the Company, its officers, directors or employees in any court, regulatory body, administrative agency, or other forum.

4.          Release by Hampton. Except for the obligations set forth in this Agreement, in exchange for valid and sufficient consideration provided hereunder, Hampton on behalf of himself and each of his heirs, successors, assigns, representatives, agents, and anyone claiming by or through Hampton forever discharges the Company, the Company's officers, directors, employees, and agents (including without lin1itation, any trustees, ERISA fiduciaries, attorneys, financial advisors, or fiduciary advisors) of the Company and all of its or their affiliates including without limitation Ferrellgas L.P. and Ferrell Companies, Inc., subsidiaries, parents, members, partners, officers, directors, principals, heirs, predecessors, successors, assigns, representatives, agents and employees, along with the officers, directors, principals, shareholders, representatives, employees, agents, heirs, beneficiaries, predecessors, successors and assigns of each such person or entity, and anyone claiming by, through or under any of them, from, and covenants not to bring suit or otherwise institute legal proceedings against any of them arising in whole or in part from, all claims that Hampton now has or may have or that Hampton may hereafter have of any nature whatsoever, that arose out of or are related to any matter occurring prior to the Effective Date, be they common law or statutory, legal or equitable, in contract or tort, including but not limited to claims arising out of Hampton's employment with the Company and/or the termination of that employment, and including but not limited to claims under Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. §2000e, et seq.); the Civil Rights Act of 1991; the Civil Rights Acts of 1866 or 1871 (42 U.S.C. §§1981, 1983, 1985, et seq.); the Americans with Disabilities Act of 1990 ("ADA"); the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Fair Labor Standards and the Equal Pay Acts ("FLSA"); the Family and Medical Leave Act ("FMLA"); the Age Discrimination in Employment Act ("ADEA"); the Older Worker Benefit Protection Act ("OWBPA"); the Workers Adjustment and Retraining Notification Act ("WARN"); the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"); the Missouri Human Rights Act; the Kansas Act Against Discrimination; and any similar state or local or other applicable jurisdiction's laws; claims relating to any rights under company policies or otherwise relating to compensation or benefits, claims for damages of any kind and nature including compensatory, general, special or punitive; and/or claims for attorney's fees and/or costs. This release does not waive any right that cannot be waived by law. This release does not prohibit Hampton from filing a charge with any government entity (such as the Equal Employment Opportunity Commission or National Labor Relations Board) related to Hampton's employment or separation of employment. This Agreement also does not waive or release any rights or claims that Hampton may have under the Age Discrimination in Employment Act that arise after the date that Hampton signs this Agreement. However, Hampton does forever waive his right to recover or receive any monetary damages, attorneys' fees, back pay, reinstatement or injunctive relief from the Company and/or the other released parties relating to any matter concerning his employment with the Company. Notwithstanding the above, this release does not release the Company or any other person or entity from any obligation or agreement to defend or indemnify Hampton for any liabilities, claims, legal expenses, or other costs resulting from his duties as an officer and/or employee of the Company, or as a fiduciary or administrator for any Company purpose or employee plan, and the Company shall cooperate with Hampton in connection with any such claims. Further, Hampton does not release and shall retain all of his vested interests and rights in his Employee Stock Ownership Plan ("ESOP") account, his Supplemental Savings Plan account, his 401(k), or any other similar account, and the proceeds from those accounts shall be distributed in accordance with the plan documents and the process followed for other employees at the end of their employment.

5.          Release of Noncompetition Agreement and Incorporation of Employment Agreement. Ferrellgas release Hampton from his noncompetition agreement with Ferrellgas contained in paragraph 6 of his Employment Agreement with the Company dated November 19,

2001 ("Employment Agreement") and his noncompetition agreements contained in any Option Grantee agreement(s), Stock Appreciation Rights Agreement(s), and any other noncompetition provision in any other agreement between Hampton and the Company or its affiliates. Hampton acknowledges that all other obligations and restrictive covenants in his Employment Agreement with the Company remain in place and are enforceable notwithstanding his voluntary termination of his employment, including: returning all Ferrellgas property; maintaining confidentiality regarding Ferrellgas confidential, proprietary, or trade secret information; that Hampton shall not solicit Company employees without the advance written consent of Ferrellgas; and the obligation to arbitrate any claim arising from. or relating to his employment relationship with the Company. For the avoidance of any doubt, the terms of the Employment Agreement are expressly incorporated into and survive this Agreement, with the exception of the non-competition provision in paragraph 6 of the Employment Agreement. To the extent there is any conflict between the terms of this Agreement and the Employment Agreement, this Agreement shall control.

6.          Release by the Company. In exchange for the mutual promises made here, Ferrellgas agrees to forever RELEASE and DISCHARGE Hampton from any and all claims arising on or prior to the date of this Agreement from his employment and/or cessation of employment and all debts, obligations, demands, or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorney's fees), reimbursements or costs of any kind, which Ferrellgas could assert against Hampton; provided, however, that if any of Hampton's representations or warranties in this Agreement are not true, this release is void ab initio.

7.          Confidentiality. Except as otherwise required by law, the Parties shall treat this Agreement as strictly confidential and will not disclose it or its terms to any person other than attorneys and financial advisor(s) who have a need to know and who acknowledge that they will maintain this Agreement as strictly confidential. Hampton may also disclose this Agreement to his spouse provided she first assures Hampton that she is bound by and will honor this confidentiality provision. Ferrellgas may disclose this Agreement to its lawyers, financial advisors, officers, directors, and others with a need to know the terms of this Agreement provided they first acknowledge they will honor this confidentiality provision. The parties may disclose the terms of this Agreement to the extent reasonably necessary to comply with securities laws or to lawyers, accountants, auditors, bankers or tax advisors of any of the parties that might require confidential access to this Agreement for the purpose of properly advising that party in the ordinary course of its business, provided, however, that such persons shall be advised of and agree to the confidentiality provisions of this Agreement; to the extent necessary to comply with any court process or governmental or legal requirements; to the extent necessary to enforce this Agreement; or to the extent necessary to comply with the reporting requirements of federal, state or local tax laws and regulations. Nothing herein shall preclude Ferrellgas from disclosing this Agreement as may be required by law or regulation, and Hampton acknowledges that Ferrellgas may have to disclose this Agreement in a public SEC filing. Neither party shall be required to treat as confidential any terms of this Agreement disclosed to the public by Ferrellgas in a public SEC filing or otherwise.

8.          Cooperation and Assistance. Hampton shall remain available (upon reasonable prior notice) to consult with Ferrellgas, upon the Company's request, with respect to any claims, lawsuits, regulatory proceedings or other actions brought against the Company and/or its officers, directors and employees or with respect to any other reasonable request of the Company related to enforcing the Company's rights under this Agreement. Hampton also agrees not to support, directly or indirectly, any party (except a state or federal agency) who may assert any such claims or actions against the Company and/or its officers, directors and employees, except to the extent required by law. For the avoidance of any doubt, Hampton has no restrictions whatsoever in terms of making any report to or cooperating with any state or federal law enforcement or regulatory agency. If Hampton is served with a subpoena, process, notice, document request or other lawful demand seeking production or disclosure of any documents, work product, or other materials or information related to the affairs of the Company, and if permitted to do so bylaw, Hampton shall give written notice to the undersigned as promptly as possible so that Ferrellgas may have a reasonable opportunity to interpose objections with the appropriate tribunal or authority, and Hampton shall otherwise use reasonable efforts to cooperate with Ferrellgas in substantively responding to any information requests. Ferrellgas shall reimburse Hampton for his reasonable, pre-approved, out-of-pocket expenses in connection with such consultation and cooperation. The parties acknowledge and agree that such cooperation and consultation may require a substantial commitment of time or effort by Hampton, and to compensate Hampton for his time, Hampton and Company shall enter into a consulting agreement in a form substantially similar to the recent agreements in place with other former executives. Nothing in this Agreement shall preclude Hampton from assisting any future employer in connection with any future dispute that may develop between that employer and the Company, so long as that dispute is unrelated to Hampton's employment with the Company and provided that the dispute does not involve confidential, proprietary, trade secret, or legally privileged information of the Company to which Hampton was privy.

9.          Consideration of Agreement by Hampton. Hampton acknowledges that, before entering into this Agreement, he had twenty-one (21) calendar days after receipt of this Agreement (the "Consideration Period") to consider this Agreement before signing it. Hampton and the Company agree that no changes to this Agreement will re-start the Consideration Period. If Hampton signs this Agreement, the date on which be signs the Agreement shall be the "Execution Date." In the event Hampton executes and returns this Agreement prior to the end of the Consideration Period, he acknowledges that his decision to do so was voluntary and that he had the opportunity to consider this Agreement for the entire Consideration Period.

The Parties agree that this Agreement will not become effective until seven (7) calendar days after the Execution Date and that Hampton may, within seven (7) calendar days after the Execution Date, revoke the Agreement in its entirety by providing written notice to Jordan Burns, Vice President, Corporate Counsel, One Liberty Plaza, Liberty, MO 64068. If written notice of revocation is not received by the Company by the 8th day after the execution of this Agreement, this Agreement will become effective and enforceable on that day (the ''Effective Date").

10.        No Oral Modifications. This Agreement may not be modified, amended or varied except by and in accordance with the terms of a written agreement signed by all of the Parties hereto. Should any provision of the Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term or provision shall be deemed not to be a part of the Agreement. The Company hereby advises Hampton and Hampton acknowledges that he has been so advised, to consult with an attorney before executing this Agreement.

11.        Parties Bound. This Agreement shall be binding upon and inure to the benefit of the direct Parties hereto, together with any and all of their owners, shareholders, partners, joint venturers, subsidiaries, affiliates, agents, officers, directors, and employees, together with their successors and assigns.

12.        Governing Law. The Agreement, including all matters of interpretation and construction, shall be governed by the law of the State of Kansas. This Agreement, having been prepared at arm's length by all Parties, shall not be construed as a matter of law to disfavor any of the Parties to it.

13.        Counterparts/Execution. This Agreement may be executed in any number of counterparts with the same effect as if the Parties hereto had signed the same document. All counterparts will be construed together and shall constitute one agreement. Signatures transmitted by facsimile or by e-mail in .pdf format, shall have the same effect as original signatures.

14.        Entire Agreement: This Agreement contains the entire agreement between the Parties with respect to the Separation contemplated by them, and this Agreement shall be deemed to supersede and void any and all prior discussions, agreements or understandings, whether written or oral.

Ferrellgas, Inc.

BY:

Trenton D. Hampton